                                                                               .
                                                                               .
                                                                               .

                                                                     EXHIBIT 2.5

II.   SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT, DATED OCTOBER 22, 2001

Second Amendment to Note Purchase Agreement by and among James
Hardie U.S. Funding, Inc. (the "Issuer"), James Hardie N.V. (the
"Guarantor"), James Hardie Aust. Investco Pty. Limited (the "First
Subsidiary Guarantor"), James Hardie Australia Finance Pty. Limited (the
"Second Subsidiary Guarantor"), James Hardie International Finance
B.V. (the "Third Subsidiary Guarantor") and the Noteholders.......................    15

Guaranty, by James Hardie International Finance B.V., in favor of the
Noteholders.......................................................................    16

Secretary's Certificate of James Hardie U.S. Funding, Inc.........................    17

(a) Resolutions of the Board of Directors (attached as Exhibit A)

Officer's Certificate of James Hardie U.S. Funding, Inc...........................    18

Opinion of Gibson, Dunn & Crutcher LLP to the Noteholders.........................    19

Opinion of Allen Allen & Hemsley to the Noteholders...............................    20

Opinion of DeBrauw Blackstone Westbroek P.C. to the Noteholders...................    21

Opinion of Willkie Farr & Gallagher to the Noteholders............................    22

Good Standing Certificate of James Hardie U.S. Funding, Inc.......................    23

Evidence of Consent to Receive Service of Process pursuant to
Section 4.12 of the Note Purchase Agreement.......................................    24

                   SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

      This Second Amendment to Note Purchase Agreement (the "Agreement") is made and entered into as of this 22nd day of October, 2001, by and among JAMES HARDIE U.S. FUNDING, INC., a Nevada corporation ("Issuer"), JAMES HARDIE N.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands (the "Guarantor"), JAMES HARDIE AUST. INVESTCO PTY. LIMITED, a company organized under the laws of Australia (the "First Subsidiary Guarantor"), JAMES HARDIE AUSTRALIA FINANCE PTY. LIMITED, a company organized under the laws of Australia (the "Second Subsidiary Guarantor"), JAMES HARDIE INTERNATIONAL FINANCE B.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands (the "Third Subsidiary Guarantor"), and the holders of notes listed on the signature pages hereof under the heading "Noteholders" (each a "Noteholder" and, collectively, the "Noteholders") with reference to the following facts. Capitalized terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement (defined below).

      A. Issuer presently has obligations under Guaranteed Senior Notes (the "Notes") in the aggregate principal amount of $225,000,000 issued to the purchasers under those certain Note Purchase Agreements with Issuer and the Guarantor, each dated as of November 5, 1998, as amended by that certain Assignment and Assumption Agreement and First Amendment to Note Purchase Agreement dated as of January 24, 2000 (collectively, the "Purchase Agreement").

      B. In connection with the establishment of a Dutch finance scheme (the "Finance Scheme"), the Second Subsidiary Guarantor is being replaced as the principal borrowing entity of the James Hardie family of companies by the Third Subsidiary Guarantor. The Issuer wishes to cause the Third Subsidiary Guarantor to become a guarantor of the Notes and to amend the Note Purchase Agreement (i) to add borrowings by the Third Subsidiary Guarantor as exclusions under the definition of "Priority Debt" in the Note Purchase Agreement and (ii) to clarify the applicability of certain other sections to the Third Subsidiary Guarantor.

      C. This Agreement is required under Section 19 of the Purchase Agreement as a form of written consent to the amendment of certain provisions of the Purchase Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Issuer, Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor, the Third Subsidiary Guarantor and the undersigned Noteholders agree as follows:

      1. EFFECTIVE DATE The effective date of this Agreement shall be the date of satisfaction of the conditions set forth in Section 15 below (the "Effective Date").

      2. AMENDMENT TO SECTION 7.2(a). Section 7.2(a) of the Purchase Agreement shall be completely replaced by a new Section 7.2(a), which shall read in full as follows:

            (a) Covenant Compliance - (i) the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Sections 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence) and (ii) with respect only to financial statements delivered pursuant to Section 7.1(b), the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.9 during the annual period covered by the statements then being furnished; and

      3. AMENDMENT TO SECTION 9.8. Section 9.8 of the Purchase Agreement shall be completely replaced by a new Section 9.8, which shall read in full as follows:

            9.8.  OWNERSHIP OF ISSUER AND SUBSIDIARY GUARANTORS; ACTIVITIES.

            Subject only to the provisions of Section 10.2(i), the Guarantor will at all times maintain the Issuer, the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third Subsidiary Guarantor as Wholly-Owned Subsidiaries of the Guarantor, and the capital stock of, and any other ownership interests in, the Issuer, the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third Subsidiary Guarantor will at all times remain free of any Lien.

      4. AMENDMENT TO SECTION 10.3. Section 10.3 of the Purchase Agreement shall be amended to delete existing subsection (f) and to replace it with a new subsection (f), which shall read in full as follows:

            (f) Liens on property or assets of the Guarantor or any of its Subsidiaries securing Debt owing to the Guarantor or to any of its Wholly-Owned Subsidiaries (other than the First Subsidiary Guarantor, the Second Subsidiary Guarantor or the Third Subsidiary Guarantor);

      5. ADDITION OF SECTION 10.9. A new Section 10.9 is hereby added to the Purchase Agreement as follows:

            10.9  INTEREST COVERAGE

            EBIT will not be less than twice Net Interest Charges in any year ending 31 March.

      6. AMENDMENT TO SECTION 13. Section 13 of the Purchase Agreement shall be amended to delete existing subsection (1) and to replace it with a new subsection (1), which shall read in full as follows:

            (1) any Subsidiary Guarantee shall at any time, for any reason, cease to be in full force and effect or shall be declared to be null and void in whole or in any material part by the final judgment (which is non-appealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) of any Governmental Authority having jurisdiction, or the validity or enforceability of any Subsidiary Guarantee shall be contested by or on behalf of the Guarantor or any of its Subsidiaries, or the Guarantor or any such Subsidiary shall renounce a Subsidiary Guarantee or deny that the First Subsidiary Guarantor, the Second Subsidiary Guarantor or the Third Subsidiary Guarantor, as the case may be, is bound thereby or has any further liability thereunder.

      7. AMENDMENT TO SCHEDULE B. Schedule B of the Purchase Agreement is amended to add new definitions of the terms set forth below, which shall read in full as follows (and shall replace the definitions of any of the same terms in the Purchase Agreement):

            "BANK CREDIT AGREEMENTS" means (i) the four separate Revolving Loan Agreements, three of which are dated on or about November 3, 1998 and one of which (BankOne, N.A.) is dated on or about April 20, 2000 (together with any related agreements and instruments, the "Australian Bank Loan Agreements"), between the Third Subsidiary Guarantor as successor to the Second Subsidiary Guarantor (as borrower), the Issuer, the First Subsidiary Guarantor and the Guarantor (as guarantors) and, respectively, Australia and New Zealand Banking Group, BNP Paribas, Westdeutsche Landesbank Girozentrale and BankOne N.A. (the "Bank Lenders") under which the Third Subsidiary Guarantor may borrow up to an aggregate of A$200,000,000 (A$ referring to Australian dollars) as such agreements may be amended, modified, refinanced or replaced with the same or different lenders, and (ii) the six separate Standby Loan Agreements, two of which are dated on or about November 4, 1998, one of which (Westdeutsche Landesbank Girozentrale) is dated on or about January 24, 2000, two of which (Bank One N.A. and BBL Australia Limited are dated on or about December 10, 1998 and one of which (Wells Fargo HSBC Trade Bank, N.A.) is dated on or about July 20, 2000 (together with any related agreements and instruments, the "Standby Facilities"), between the Third Subsidiary Guarantor as successor to the Second Subsidiary Guarantor (as borrower), the Guarantor, the Issuer and the First Subsidiary Guarantor (as guarantors) and, respectively, each of the Bank Lenders, BBL Australia Limited and Wells Fargo HSBC Trade Bank, N.A., under which the Third Subsidiary Guarantor may borrow up to an aggregate of $117,500,000 (or the equivalent in Australian currency) as such agreements may be amended, modified, refinanced or replaced with the same or different lenders.

            "EBIT" means the operating profit of the Guarantor and its Subsidiaries before adjustments for abnormal or exceptional items and income tax but after adding back Net Interest Charges, determined in each case by reference to the latest audited consolidated financial statements of the Guarantor and its Subsidiaries delivered to the Noteholders under Section 7.1(b) of this Agreement.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole, or (b) the ability of the Issuer or the Guarantor to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes, or (d) the ability of the First Subsidiary Guarantor, the Second Subsidiary Guarantor or the Third Subsidiary Guarantor to perform its obligations under its Subsidiary Guarantee, or
      (e) the validity or enforceability of any Subsidiary Guarantee.

            "NET INTEREST CHARGES" means all continuing, regular or periodic costs, charges and expenses (including interest, discount costs, charges and expenses (including but not limited to interest, discount costs and any and all fees associated with or incurred under any Debt)) incurred by the Guarantor and any of its Subsidiaries in effecting, servicing or maintaining at any time its Debt, less interest income received by or arising to the Guarantor or such Subsidiaries in the same period for which such Net Interest Charges are being determined, in each case by reference to the financial statements referred to in Section 7.1(b) of this Agreement.

            "PRIORITY DEBT" means (a) all Debt of the Guarantor and the Subsidiaries secured by any Lien with respect to any property owned by the Guarantor or any of its Subsidiaries and (b) all unsecured Debt of Subsidiaries, except Debt owed to the Guarantor or a Wholly-Owned Subsidiary, Debt of the First Subsidiary Guarantor, the Second Subsidiary Guarantor or the Third Subsidiary Guarantor and Debt of the Issuer, the First Subsidiary Guarantor, the Second Subsidiary Guarantor or the Third Subsidiary Guarantor under this Agreement, the Notes, the Subsidiary Guarantees, the Australian Bank Loan Agreements (and Guaranties thereof) and the first $100,000,000 of the Standby Facilities (and Guaranties thereof).

            "THIRD SUBSIDIARY GUARANTOR" means James Hardie International Finance B.V., a company organized under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands, and its permitted successors under the Subsidiary Guarantee.

            "SUBSIDIARY GUARANTEE" means each of the Subsidiary Guarantees executed and delivered by the First Subsidiary Guarantor, the Subsidiary Guarantee executed and delivered by the Second Subsidiary Guarantor and the Subsidiary Guarantee executed and delivered by the Third Subsidiary Guarantor, each substantially in the form of Exhibit 4.10 hereto.

      8. STATUS OF PURCHASE AGREEMENT. The provisions of the Purchase Agreement are in full force and effect and shall remain unchanged, except as provided by this Agreement.

      9. INCONSISTENCIES. In the event of any inconsistency between the provisions of this Agreement and any provision in the Purchase Agreement, the terms and provisions of this Agreement shall govern.

      10. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

      11. SEVERABILITY. If any paragraph, clause or provision of this Agreement is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall not affect the remaining paragraphs, clauses or provisions of this Agreement.

      12. BINDING ON SUCCESSORS AND ASSIGNS. This Agreement applies to, inures to the benefit of, and binds the Issuer, the Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor, the Third Subsidiary Guarantor and the Noteholders and their respective heirs, legatees, devisees, administrators, executors, successors and assigns.

      13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission a signature page of this Agreement signed by such party and such facsimile signature shall be treated in all respects as having the same effect as an original signature.

      14. REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE GUARANTOR. The Issuer and the Guarantor jointly and severally represent and warrant to the Noteholders that:

            14.1. ORGANIZATION; POWER AND AUTHORITY. The Third Subsidiary Guarantor is a corporation duly incorporated and validly existing under the laws of the Netherlands and has all corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver its Subsidiary Guarantee and to perform the provisions thereof.

            14.2. AUTHORIZATION, ETC. This Agreement has been duly authorized by all necessary corporate action on the part of the Issuer, and this Agreement constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Subsidiary Guarantee has been duly authorized by all necessary corporate action on the part of the Third Subsidiary Guarantor, and such Subsidiary Guarantee constitutes a legal, valid and binding obligation of the Third Subsidiary Guarantor enforceable against the Third Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            14.3. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES;
AFFILIATES

                  (a) Schedule 14.3 contains complete and correct lists of the Guarantor's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization or incorporation, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 14.3 as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 14.3).

                  (c) Each of the Issuer, the Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third Subsidiary Guarantor is a corporation or other legal entity duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, and is duly qualified as a foreign corporation or other legal entity and, where such concept is relevant, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Issuer, the Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than restrictions permitted by Section
10.8 of the Purchase Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

            14.4. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Issuer of this Agreement, the performance by the Issuer of the Purchase Agreement and the Notes and the execution, delivery and performance by the Third Subsidiary Guarantor of the Subsidiary Guarantee will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor, the Issuer or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Guarantor, the Issuer or any Subsidiary is bound or by which the Guarantor, the Issuer or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor, the Issuer or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor, the Issuer or any Subsidiary.

            14.5. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by Issuer, the Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor or the Third Subsidiary Guarantor of this Agreement or by the Third Subsidiary Guarantor of its Subsidiary Guarantee.

            14.6. LITIGATION. Schedule 14.6 sets forth a reasonably detailed description of all material litigation and other proceedings involving or affecting the Guarantor and its Subsidiaries.

            14.7. EXISTING DEBT. Except as described therein, Schedule 14.7 sets forth a complete and correct list of all outstanding Debt of the Obligors and the Subsidiaries as of September 30, 2001, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Obligors or the Subsidiaries. Neither the Obligors nor any Subsidiary are in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of any Obligor or any such Subsidiary and no event or condition exists with respect to any Debt of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      15 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

            15.1 EXECUTED AGREEMENT. Issuer shall have received one or more counterparts of this Agreement executed on behalf of the Required Holders.

            15.2 THIRD SUBSIDIARY GUARANTY. The Third Subsidiary Guarantor shall have executed and delivered a Subsidiary Guarantee substantially in the form as heretofore delivered to the Noteholders and containing the provisions set forth in Section 11 of the Purchase Agreement.

            15.3 OPINIONS OF COUNSEL. Noteholders shall have received opinions of Allens Arthur Robinson (Australian counsel), De Brauw Blackstone Westbroek N.V. (Netherlands counsel) and Gibson, Dunn & Crutcher LLP (U.S. counsel), in customary form and subject only to customary qualifications, addressed to each Noteholder, covering such matters as may be reasonably required by counsel to the Noteholders.

            15.4 REPRESENTATIONS AND WARRANTIES; NO DEFAULT. On the Effective Date, after giving effect to the amendment of the Purchase Agreement contemplated hereby:

                  (a) the representations and warranties contained in Section 14 hereof and the representations and warranties contained in Section 5.8(a), 5.8(b), 5.9, 5.10, 5.11, 5.12, 5.17 and 5.18 of the Purchase Agreement shall be true and correct on and as of the Effective Date as though made on and as of such date; and

                  (b) no Default or Event of Default shall have occurred and be continuing.

            15.5 COMPLIANCE CERTIFICATES.

                  (a) OFFICER'S CERTIFICATE. Issuer shall deliver to each Noteholder an Officer's Certificate, dated as of the Effective Date, certifying that the condition specified in Section 15.4 of this Section have been fulfilled.

                  (b) SECRETARY'S CERTIFICATE. Issuer shall have delivered to each Noteholder a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Subsidiary Guarantee and the incumbency and authority of persons executing such documents.

            15.6 EVIDENCE OF CONSENT TO RECEIVE SERVICE OF PROCESS. Each Noteholder shall have received, in form and substance reasonably satisfactory to such Noteholder, evidence of the consent of CT Corporation System in New York, New York to the appointment and designation provided for by Section 24.6 of the Purchase Agreement (and the payment of all fees related thereto).

            15.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all the documents and instruments incident to such transactions shall be satisfactory to each Noteholder and its special counsel, and such Noteholder and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

            15.8 NOTICE OF EFFECTIVENESS OF FINANCE SCHEME. Each Noteholder shall have received notice that the Finance Scheme has been implemented and the Third Subsidiary Guarantor shall have become the borrower under the Bank Credit Agreements.

            15.9 PAYMENT OF AMENDMENT FEE. Each Noteholder shall have received its pro rata share of an amendment fee in the aggregate amount of $225,000.

      16. LEGAL FEES. The Obligors jointly and severally will pay all legal costs and expenses (including reasonable attorneys' fees of Willkie Farr & Gallagher) incurred by the Noteholders in connection with this Agreement.

      17. CONSENT AND CONFIRMATION BY GUARANTORS. The Guarantor, the First Subsidiary Guarantor and the Second Subsidiary Guarantor expressly consent to this Agreement and confirm that their respective Guaranties of the Notes and the Purchase Agreement, as amended, remain in full force and effect.

      [NEXT PAGE IS SIGNATURE PAGE -- REST OF THIS PAGE INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the Issuer, the Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor, the Third Subsidiary Guarantor and the respective Noteholders listed on the attached signature pages hereof have executed this Agreement effective as of the day and year first above written.

ISSUER:                            GUARANTOR:

JAMES HARDIE U.S. FUNDING, INC.,   JAMES HARDIE N.V.,
a Nevada corporation               a company incorporated under the
                                   laws of the Netherlands
By: /s/ Phillip Graham Morley
    -------------------------      By: /s/ Phillip Graham Morley
Its: CFO                               -------------------------
                                   Its: CFO/DIRECTOR
FIRST SUBSIDIARY GUARANTOR:
                                   SECOND SUBSIDIARY GUARANTOR:
JAMES HARDIE AUST.
INVESTCO PTY. LIMITED,             JAMES HARDIE AUSTRALIA
a company organized under the      FINANCE PTY. LIMITED,
laws of Australia                  a company organized under the
                                   laws of Australia
By: /s/ Phillip Graham Morley
    -------------------------      By: /s/ Phillip Graham Morley
Its: CFO/ DIRECTOR                     -------------------------
                                   Its: CFO/DIRECTOR
THIRD SUBSIDIARY GUARANTOR:

JAMES HARDIE INTERNATIONAL
FINANCE B.V.,
a company incorporated under the
laws of the Netherlands

By: /s/ Phillip Graham Morley
    -------------------------
Its: CFO/ DIRECTOR

NOTEHOLDERS: [SEE ATTACHED PAGES]

SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 22, 2001

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Marie Fioramonti
    --------------------
Name: Marie Fioramonti
Its:  Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 22, 2001

CONNECTICUT GENERAL LIFE INSURANCE COMPANY (CIG & CO.)

By: /s/ Stephen A. Osborn
    ---------------------
Name: STEPHEN A. OSBORN
Its:  PARTNER

SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 22, 2001

CONNECTICUT GENERAL LIFE INSURANCE COMPANY ON BEHALF OF ONE OR MORE SEPARATE
  ACCOUNTS (CIG & CO.)

By: /s/ Stephen A. Osborn
    ---------------------
Name: STEPHEN A. OSBORN
Its:  PARTNER

SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 22, 2001

LIFE INSURANCE COMPANY OF NORTH AMERICA (CIG & CO.)

By: /s/ Stephen A. Osborn
    ---------------------
Name: STEPHEN A. OSBORN
Its:  PARTNER

SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 22, 2001

PRINCIPAL LIFE INSURANCE COMPANY

By: Principal Capital Management, LLC,
    a Delaware limited liability company,
    its authorized signatory

    By: /s/ Jon C. Keiny
        ----------------------
    Its: JON C. KEINY, Counsel

    By:  /s/ James C. Fifield
         ---------------------
    Its: JAMES C. FIFIELD, Counsel

SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 22, 2001

USAA LIFE INSURANCE COMPANY (SALKELD & CO.)

By: /s/ John C. Spear
    ------------------
Name: John C. Spear
Its: Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 22, 2001

THE PAUL REVERE LIFE INSURANCE COMPANY (CUDD & CO.)

By: /s/ David Fussell
    ------------------
Name: DAVID FUSSELL
Its: SENIOR VICE PRESIDENT

SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 22, 2001

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: DAVID L. BABSON AND COMPANY, INCORPORATED
Its: INVESTMENT ADVISOR

      By: /s/ Richard C. Morrison
          ------------------------
      Name: Richard C. Morrison
      Its: Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 22, 2001

CM LIFE INSURANCE COMPANY C/O MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: DAVID L. BABSON AND COMPANY, INCORPORATED
Its: INVESTMENT ADVISOR

      By: /s/ Richard C. Morrison
          -----------------------
      Name: Richard C. Morrison
      Its: Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT DATED AS OF OCTOBER 22, 2001

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (CUDD & CO.)

By: /s/ Thomas M. Donohue
    ---------------------
Name: THOMAS M. DONOHUE
Its: MANAGING DIRECTOR

SCHEDULE 14.3 LIST OF SUBSIDIARIES OF JAMES HARDIE N.V. AT 22 OCTOBER 2001

                                                                                                       COUNTRY OF
                                                                                                     INCORPORATION
James Hardie NV                                                                                       Netherlands
   James Hardie Finance BV                                                                            Netherlands
      James Hardie International Finance BV                                                           Netherlands
      James Hardie Australia Finance Pty Ltd                                                            Australia
         James Hardie NSW Investments Pty Ltd                                                           Australia
             James Hardie FCTA Pty Ltd                                                                  Australia
   James Hardie Philippines Inc                                                                        Philippines
   PT James Hardie Indonesia                                                                            Indonesia
   James Hardie International Holdings BV                                                             Netherlands
      James Hardie Fibrocementos Limitada                                                                 Chile
      James Hardie Research (Holdings) Pty Ltd                                                          Australia
         James Hardie Research Pty Ltd                                                                  Australia
         James Hardie Tech Pty Ltd                                                                      Australia
      James Hardie USA Investments BV (in liquidation)                                                Netherlands
      James Hardie (Holdings) Inc                                                                         USA
         James Hardie Building Products Inc                                                               USA
             James Hardie Inc                                                                             USA
                James Hardie Building Products Canada Inc                                               Canada
                James Hardie Gypsum Inc                                                                   USA
                James Hardie US Funding Inc                                                               USA
                James Hardie US Investments Sierra Inc                                                    USA
                    James Hardie NZ Trustee Ltd                                                            NZ
                    James Hardie NZ Holdings Trust                                                      NZ Trust
                       James Hardie NZ Investco Trust                                                   NZ Trust
                       James Hardie New Zealand Ltd                                                        NZ
                    James Hardie Aust Holdings Pty Ltd                                                  Australia
                       James Hardie Aust Investco Pty Ltd                                               Australia
                           James Hardie Aust Investco Services Pty Ltd                                  Australia
                       James Hardie Aust Investments No 1 Pty Ltd                                       Australia
                       James Hardie Australia Management Pty Ltd                                        Australia
                           James Hardie Australia Pty Ltd                                               Australia
                              James Hardie Fibre Cement Pty Ltd                                         Australia
                                 James Hardie FC Pty Ltd                                                Australia
                              James Hardie Windows (Holdings) Pty Ltd                                   Australia
                                 James Hardie Windows Pty Ltd                                           Australia
                                       Louvre Properties Pty Ltd                                        Australia
                James Hardie US Investments Washoe Inc                                                    USA
                Western Mining & Minerals Inc                                                             USA
             James Hardie US Investments Inc                                                              USA

SCHEDULE 14.6 LEGAL PROCEEDINGS

The Guarantor and its subsidiaries (collectively the "Group") are involved from time to time in various legal proceedings and administrative actions incident to the normal conduct of the Group's business. Although it is impossible to predict the outcome of any pending legal proceeding, management believes that such proceedings and actions should not, individually or in the aggregate, have a Material Adverse Effect.

SCHEDULE 14.7 OUTSTANDING DEBT OF THE OBLIGORS AND THE SUBSIDIARIES

1.    Guaranteed Senior Notes                                    USD 225 million

2.    Revolving Loan Facility

                                               DRAWN AMOUNT AT 30
         LENDER            COMMITTED AMOUNT      SEPTEMBER 2001
-----------------------    ----------------    ------------------
                             AUD MILLION          AUD MILLION
                           ----------------    ------------------
Australia & New Zealand
Banking Group Limited           80.0                 80.0

BNP Paribas                     40.0                 40.0

Westdeutsche Landesbank
Girozentrale                    40.0                 40.0

BankOne NA                      40.0                 40.0
                               -----                -----

TOTAL                          200.0                200.0
                               -----                -----

3.    Standby Facility

         LENDER                    COMMITTED AMOUNT        DRAWN AMOUNT
-------------------------------    ----------------        ------------
                                     USD MILLION           USD MILLION
                                   ----------------        ------------
Australia & New Zealand Banking
Group Limited                           25.0                   22.0

BNP Paribas                             15.0                      0

Westdeutsche Landesbank
Girozentrale                            12.5                      0

BankOne NA                              30.0                   17.1

BBL Australia. Ltd                      20.0                   17.1

Wells Fargo HSBC Trade Bank NA          15.0
                                       -----                   ----

TOTAL                                  117.5                   56.2
                                       -----                   ----

                                    GUARANTY

      THIS GUARANTY ("Guaranty"), is entered into effective as of October 22, 2001, by James Hardie International Finance B.V. a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands ("Additional Guarantor"), in favor of the Noteholders (as defined in the Purchase Agreement described below).

                                    RECITALS:

      A. James Hardie U.S. Funding, Inc. (the "Issuer"), James Hardie N.V. (the "Guarantor"), James Hardie Aust. Investco Pty. Limited, James Hardie Australia Finance Pty. Limited, the Additional Guarantor and certain of the Noteholders have entered into that certain Second Amendment to Note Purchase Agreement dated as of the date hereof (the "Second Amendment"). The Second Amendment amends those certain Note Purchase Agreements with Issuer and the Guarantor, each dated as of November 5, 1998, as amended by that certain Assignment and Assumption Agreement and First Amendment to Note Purchase Agreement dated as of January 24, 2000 (collectively with the Second Amendment, the "Purchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

      B. It is a condition to the effectiveness of the Second Amendment that Additional Guarantor execute and deliver this Guaranty.

      C. Additional Guarantor will receive substantial direct and indirect benefit from the effectiveness of the Second Amendment.

                                   AGREEMENT:

      NOW, THEREFORE, as a material inducement to the Noteholders to execute and deliver the Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Additional Guarantor hereby does irrevocably and unconditionally warrant and represent unto and covenant with the Noteholders as follows:

      1. GUARANTY. Additional Guarantor hereby absolutely unconditionally and irrevocably guarantees to each and every holder of any of the Notes from time to time

            (a) the due and punctual payment of

                  (i) the principal of and Make-Whole Amount (if any) and
            interest on all outstanding Notes (including interest on such principal and Make-Whole Amount and, to the extent permitted by applicable law, on any overdue interest), whether at the stated maturity, by acceleration, pursuant to any prepayment or otherwise, in accordance with the Notes and the Purchase Agreement, and

                  (ii) all other sums that may become due from the Issuer to any
            Noteholder under the Notes or the Purchase Agreement, including costs, expenses and taxes; and

            (b) the due and punctual performance and observance by the Issuer of all covenants, agreements and conditions on its part to be performed and observed under the Purchase Agreement.

Such payment and other obligations so guaranteed are collectively called the "Guaranteed Obligations". If default shall be made in the performance of any of the Guaranteed Obligations, Additional Guarantor will also pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder's rights under the Purchase Agreement, including reasonable counsel fees.

      The obligations of Additional Guarantor under this Section 1 shall survive the transfer or payment of the Notes.

      2. ADDITIONAL GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Additional Guarantor hereby warrants and represents to the Noteholders as follows:

            (a) This Guaranty constitutes the legal, valid and binding obligation of Additional Guarantor and is fully enforceable against Additional Guarantor in accordance with its terms.

            (b) Additional Guarantor is solvent and the execution of this Guaranty does not render Additional Guarantor insolvent.

            (c) There are no legal proceedings or material claims or demands pending against or, to the best of Additional Guarantor's knowledge threatened against, Additional Guarantor or any of its assets.

            (d) The execution and delivery of this Guaranty and the assumption of liability hereunder have been in all respects authorized and approved by Additional Guarantor and its shareholders. Additional Guarantor has full authority and power to execute this Guaranty and to perform its obligations hereunder.

            (e) Neither the execution nor the delivery of this Guaranty nor the fulfillment and compliance with the provisions hereof will conflict with, result in a breach of, constitute a default under or result in the creation of any lien, charge, or encumbrance upon any property or assets of Additional Guarantor under any agreement or instrument to which Additional Guarantor is now a party or by which it may be bound.

      3. WAIVER.

            (a) The obligations of Additional Guarantor under this Guaranty constitute a present and continuing guaranty of payment and not of collectibility and shall be absolute and unconditional and, to the extent permitted by applicable law, the Guaranteed Obligations shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim Additional Guarantor may have against the Issuer or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever (whether or not

Additional Guarantor shall have any knowledge or notice thereof or consent thereto), including without limitation:

                  (i) any amendment or modification of any provision of the Purchase Agreement or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release or any security or guarantee so furnished or accepted for any of the Notes;

                  (ii) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Purchase Agreement or the Notes, or any exercise or nonexercise of any right, remedy or power in respect thereof,

                  (iii) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Issuer or any other Person or the properties or creditors of any of them;

                  (iv) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, the Purchase Agreement;

                  (v) any transfer of any assets to or from the Issuer, including without limitation any transfer or purported transfer to the Issuer from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Issuer with or into any Person, or any change whatsoever in the objects, capital structure, constitution or business of the Issuer;

                  (vi) any failure on the part of the Issuer or any other guarantor to perform or comply with any term of the Purchase Agreement, the Notes or any other agreement;

                  (vii) any suit or other action brought by any beneficiaries or creditors of, or by, the Issuer or any other person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Purchase Agreement, the Notes or any other agreement;

                  (viii) any lack or limitation of status or of power, incapacity or disability of the Issuer or any trustee or agent thereof; or

                  (ix) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing.

            (b) Additional Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder of a Note exhaust any right, power or remedy against the Issuer under the Purchase Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other guarantor or any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

            (c) In the event that Additional Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, Additional Guarantor shall have no subrogation or other rights hereunder, under the Purchase Agreement or under the Notes and Additional Guarantor hereby waives all rights it may have to be subrogated to the rights of any holder of a Note, and all other remedies that it may have against the Issuer, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full. If any amount shall be paid to Additional Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders of the Notes and shall forthwith be paid to such holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. Additional Guarantor agrees that its obligations under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer is rescinded or must be otherwise restored by any holder of any Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

      Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs. Additional Guarantor will from time to time deliver, upon the reasonable request of any holder of a Note, a satisfactory acknowledgment of its continued liability hereunder.

      4. REMEDIES CUMULATIVE. Additional Guarantor hereby agrees with the Noteholders that all rights, remedies and recourses afforded to the Noteholders by reason of this Guaranty or otherwise are (a) separate and cumulative and may be pursued separately, successively or concurrently, as occasion therefor shall arise, and (b) non-exclusive and shall in no way limit or prejudice any other legal or equitable right, remedy or recourse which the Noteholders may have.

      5. LAW GOVERNING AND SEVERABILITY; JURISDICTION.

            (a) This Guaranty shall be governed by and construed in accordance with the laws of the State of New York and is intended to be performed in accordance with, and only to the extent permitted by, such laws. If any provision of this Guaranty or the application thereof to any person or circumstance, for any reason and to any extent, shall be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

            (b) Additional Guarantor hereby expressly waives all rights to object to jurisdiction or execution in any legal action or proceeding relating to this Guaranty, the Purchase Agreement or the Notes that it may now or hereafter have by reason of its domicile or by reason of any subsequent or other domicile. Additional Guarantor agrees that any legal action or proceeding with respect to this Guaranty, the Purchase Agreement or any Note, or any instrument, agreement or document mentioned or contemplated herein, or to enforce any judgment obtained against Additional Guarantor in any such legal action or proceeding against it or any of their respective properties or revenues may be brought by the holder of any Note in the courts of the State of New York or of the United States of America located in New York, New York, as the holder of any Note may elect, and by execution and delivery of this Guaranty, Additional Guarantor irrevocably submits to each such personal jurisdiction.

            In addition, Additional Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the actions, suits or proceedings described above arising out of or in connection with this Guaranty, the Purchase Agreement or the Notes brought in any of such courts, and waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            Additional Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System with offices at 1633 Broadway, New York, New York, and its successors, as the designee, appointee and agent of Additional Guarantor to receive, accept and acknowledge, for and on behalf of Additional Guarantor and its respective properties, service of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding in the case of the courts of the State of New York or of the United States of America located in New York, New York, which service may be made on any such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Additional Guarantor shall take any and all actions necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, Additional Guarantor will forthwith irrevocably designate a new designee, appointee and agent with offices in New York, New York, which shall irrevocably agree to act as such, with the powers and for the purposes specified in this Section 5(b). Additional Guarantor further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of such courts in any such action, suit or proceeding delivered to Additional Guarantor in accordance with this Section 5(b) or to its then designee, appointee or agent for service. Service upon Additional Guarantor or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon Additional Guarantor and the failure of any such designee, appointee and agent to give any notice of such service to Additional Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall, or shall be construed so as to, limit the right of any holder of Notes to bring actions, suits or proceedings with respect to the obligations and liabilities of Additional Guarantor under, or any other matter arising out of or in connection with, this Guaranty, the Purchase Agreement or the Notes, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the respective offices of the holders of the Notes may be located or assets of Additional Guarantor may be found or as otherwise shall to any holder of Notes seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by law.

      6. PAYMENTS IN DOLLARS; CURRENCY INDEMNITY.

            (a) Additional Guarantor shall make payments under this Guaranty in United States currency ("Dollars") and the obligation of Additional Guarantor to make such payments shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the holder of any Note of the full amount of Dollars expressed to be payable in respect of any such obligations. The obligation of Additional Guarantor to make payment in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of any such obligations, and shall not be affected by judgment being obtained for any other sums due under this Guaranty, the Purchase Agreement or the Notes.

            (b) The Additional Guarantor shall indemnify the Noteholders against any deficiency which arises whenever for any reason (including as a result of a judgment or order or any official management, receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors, bankruptcy or death) any Noteholder receives or recovers an amount in a currency (the "Payment Currency") other than Dollars and the amount actually received or recovered by such Noteholder in accordance with its normal practice when it converts the Payment Currency into Dollars is less than the relevant amount that would otherwise have been due in Dollars.

      7. ADDITIONAL PAYMENTS. For the purposes of this Section 7: the term "Government Agency" shall mean any government or governmental, semi-governmental or judicial entity or authority or any self regulatory organization established under statute; the term "Tax" includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Government Agency, and any related interest, penalty, charge, fee or other amount; and the term "Excluded Tax" means a Tax imposed by a jurisdiction on the net income of a Noteholder because a Noteholder has a connection with that jurisdiction, but not a Tax which is calculated by reference to the gross amount of a payment derived by a Noteholder under this Guaranty or another document referred to in this Guaranty (without the allowance of a deduction) or which is imposed as a result of a Noteholder being considered to have a connection with that jurisdiction solely as a result of it being a party to this Guaranty or a transaction contemplated by this Guaranty. Whenever Additional Guarantor is obliged to make a deduction in respect of Tax from any payment under this Guaranty, (a) it shall promptly pay the amount deducted to the appropriate Government Agency and (b) unless the Tax is an Excluded Tax, it shall pay the relevant Noteholder on the due date of the payment any additional amounts necessary (as determined by that Noteholder) to ensure that that Noteholder receives when due a net amount (after payment of any Taxes in respect of those additional amounts) in the relevant currency equal to the full amount that it would have received had a deduction not been made. Additional Guarantor shall indemnify the relevant Noteholder on demand against the Tax and any amounts recoverable from that Noteholder in respect of the Tax. Additional Guarantor waives any statutory right to recover from a Noteholder any amount paid under this Section 7.

      8. NOTICES. All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Guaranty must be in writing and must be signed by a duly authorized officer of the sender. Any such communication will be taken to be duly given or made:

            (a) (in the case of delivery in person or by post, facsimile transmission or cable) when delivered, received or left at the address of the recipient shown in this Guaranty or to any other address of which it may have notified the sender; or

            (b) (in the case of a telex) on receipt by the sender of the answerback code of the recipient at the end of transmission,

but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4:00 pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

      9. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Additional Guarantor agrees that it will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by any Noteholder in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Guaranty, the Purchase Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Guaranty, the Purchase Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Guaranty, the Purchase Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of Additional Guarantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. Additional Guarantor will pay, and will save each holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by any such holder). The obligations of Additional Guarantor under this Section 9 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Guaranty, the Purchase Agreement or the Notes, and the termination of this Guaranty.

      10. FURTHER ASSURANCES. Additional Guarantor will at its own expense and when requested by any Noteholder from time to time to do so, promptly do, execute and deliver all such other and further acts and instruments as are necessary or, in the reasonable opinion of such Noteholder, desirable for more satisfactorily giving effect to this Guaranty and for more fully vesting in such Noteholder all rights, remedies and powers conferred or intended to be conferred by this Guaranty and must cause any relevant third parties to do, execute and deliver the same.

      11. SUCCESSORS AND ASSIGNS. This Guaranty and all the terms, provisions and conditions hereof shall be binding upon Additional Guarantor and Additional Guarantor's heirs, legal representatives, successors and assigns and shall inure to the benefit of each Noteholder, its successors and assigns and all subsequent holders of the Notes. Additional Guarantor may not assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of each Noteholder.

      12. AMENDMENTS. No amendment or waiver of any provision of this Guaranty and no consent to any departure by Additional Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Noteholders (a) reduce or limit the obligations of Additional Guarantor hereunder or otherwise limit Additional Guarantor's liability with respect to the Guaranteed Obligations owing to the Noteholders under or in respect of this Guaranty, the Notes or the Purchase Agreement, (b) postpone any date fixed for payment hereunder or (c) change the number of Noteholders or the percentage of the aggregate unpaid principal amount of the Notes that, in each case, shall be required for the Noteholders or any of them to take any action hereunder.

      13. PARAGRAPH HEADINGS. The paragraph headings inserted in this Guaranty have been included for convenience only and are not intended, and shall not be construed, to limit or define in any way the substance of any paragraph contained herein.

      14. BENEFIT. Additional Guarantor warrants and represents that Additional Guarantor has received, or will receive, direct or indirect benefit from the execution and delivery of this Guaranty.

      15. NO REPRESENTATIONS BY NOTEHOLDERS. No Noteholder or anyone acting on behalf of any Noteholder has made any representation, warranty or statement to Additional Guarantor to induce Additional Guarantor to execute and deliver this Guaranty.

            EXECUTED effective as of the date first above written.

                                  JAMES HARDIE INTERNATIONAL
                                  FINANCE B.V., a Netherlands corporation

                                  By: /s/ Phillip Graham Morley
                                      --------------------------
                                  Name: Phillip Graham Morley
                                  Title: CFO/ Director

                                  Address for Notices:       Copy to:

                                  World Trade Center        26300 La Alameda
                                  Strawinskylaan 1725       Suite 100
                                  1077 JE Amsterdam         Mission Viejo, CA
                                  The Netherlands           92691
                                  Attn: Don Cameron         Attn: Phillip Morley

                           SECRETARY'S CERTIFICATE OF
                        JAMES HARDIE U.S. FUNDING, INC.

Reference is made to the Second Amendment to Note Purchase Agreement (the "Amendment") dated as of October 22, 2001 by and among James Hardie U.S. Funding, Inc., a Nevada corporation (the "Company"), James Hardie N.V., James Hardie Aust. Investco Pty. Limited, James Hardie Australia Finance Pry. Limited, James Hardie International Finance B.V., and certain institutional investors as listed on the signature pages thereto.

I, Virginia G. Lester, do hereby certify that I am a duly elected, qualified and acting Secretary of the Company, and, as such, I am authorized to execute and deliver this certificate on behalf of the Company. I further certify on behalf of the Company that:

(a) Attached hereto as Exhibit A are true, correct and complete copies of resolutions duly adopted by the Company's board of directors relating to the authorization, execution and delivery of the documents to which the Company is a party in connection with the transactions contemplated by the Amendment. Such resolutions have not been modified or rescinded and remain in full force and effect as of the date hereof; and

(b) The following are the names of, the offices held by, and the genuine signatures of, certain officers of the Company authorized to sign the documents to which the Company is a party in connection with the transactions contemplated by the Amendment on behalf of the Company:

      Name                              Office                Signature

      Phillip Graham Morley   Chief Financial Officer  /s/ Phillip Graham Morley

IN WITNESS WHEREOF, I have signed this certificate on behalf of the Company as of the 22nd day of October, 2001.

JAMES HARDIE U.S. FUNDING, INC.

By: /s/ Virginia G. Lester
    ------------------------
    Name: Virginia G. Lester
    Title: Secretary

The undersigned certifies that he is the duly appointed, qualified and acting Chief Financial Officer of the Company and further certifies that Virginia G. Lester is the duly appointed, qualified and acting Secretary of the Company and that the signature set forth above is his genuine signature.

October 22, 2001

JAMES HARDIE U.S. FUNDING, INC.

By: /s/ Phillip Graham Morley
    ------------------------------
    Name: Phillip Graham Morley
    Title: Chief Financial Officer

                                    EXHIBIT A

                       ACTION BY UNANIMOUS WRITTEN CONSENT
                           OF THE BOARD OF DIRECTORS
                                       OF
                         JAMES HARDIE U.S. FUNDING INC.,
                              A NEVADA CORPORATION

      The undersigned, being all of the directors of James Hardie U.S. Funding Inc., a Nevada corporation (the "Corporation"), in accordance with the authority contained in Nevada General Corporation Law Section 78.315, do hereby consent to, adopt and approve the following resolutions without a meeting with the intention that such actions will have the same force and effect as if taken by a vote of the board of directors at a meeting duly called and held:

                   SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

      WHEREAS, in connection with the establishment of a Dutch finance scheme the board of directors of the Corporation deems it to be in the best interests of the Corporation to enter into a Second Amendment to Note Purchase Agreement in the form attached hereto as Attachment 1 (the "Amendment").

      WHEREAS, the board of directors of the Corporation has reviewed the terms and conditions of the Amendment and finds them to be in the best interests of the Corporation and its shareholders.

      NOW, THEREFORE, BE IT RESOLVED, that the Corporation be, and it hereby is, authorized to approve, execute, deliver and perform its obligations under the Amendment, the form, terms and provisions of which are hereby ratified, affirmed and approved; and

      RESOLVED FURTHER, that Phillip Graham Morley or any other officer of the Corporation, acting together or alone, be, and each of them hereby is, in the name of the Corporation and on its behalf, authorized to approve, execute and deliver the Amendment, with such changes thereto as may be approved by the officer or officers executing the same, such approval to be conclusively evidenced by his or their execution thereof.

                              GENERAL AUTHORIZATION

      RESOLVED, that each of the officers of the Corporation be, and they are hereby are, authorized, directed and empowered to prepare, execute and deliver all such documents and instruments and to take all such actions as such officer or officers may deem necessary or advisable in order to carry out and perform the purposes of the foregoing resolutions; and

      RESOLVED FURTHER, that any actions heretofore taken by any officer of the Corporation in connection with the foregoing resolutions be, and they hereby are, approved, affirmed, adopted and ratified.

      IN WITNESS WHEREOF, the undersigned have caused the foregoing actions to be executed as of the 22nd day of October, 2001.

                                                  /s/ Peter Macdonald
                                                  ---------------------------
                                                  Peter Macdonald

                                                  /s/ Peter J. Shafron
                                                  ---------------------------
                                                  Peter J. Shafron

                                                  /s/ Phillip Graham Morley
                                                  ---------------------------
                                                  Phillip Graham Morley

                                  ATTACHMENT 1
                               FORM OF AMENDMENT

                                  See attached.

            Attachment 1

                   SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

      This Second Amendment to Note Purchase Agreement (the "Agreement") is made and entered into as of this 22nd day of October, 2001, by and among JAMES HARDIE U.S. FUNDING, INC., a Nevada corporation ("Issuer"), JAMES HARDIE N.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands (the "Guarantor"), JAMES HARDIE AUST. INVESTCO PTY. LIMITED, a company organized under the laws of Australia (the "First Subsidiary Guarantor"), JAMES HARDIE AUSTRALIA FINANCE PTY. LIMITED, a company organized under the laws of Australia (the "Second Subsidiary Guarantor"), JAMES HARDIE INTERNATIONAL FINANCE B.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands (the "Third Subsidiary Guarantor"), and the holders of notes listed on the signature pages hereof under the heading "Noteholders" (each a "Noteholder" and, collectively, the "Noteholders") with reference to the following facts. Capitalized terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement (defined below).

      A. Issuer presently has obligations under Guaranteed Senior Notes (the "Notes") in the aggregate principal amount of $225,000,000 issued to the purchasers under those certain Note Purchase Agreements with Issuer and the Guarantor, each dated as of November 5, 1998, as amended by that certain Assignment and Assumption Agreement and First Amendment to Note Purchase Agreement dated as of January 24, 2000 (collectively, the "Purchase Agreement").

      B. In connection with the establishment of a Dutch finance scheme (the "Finance Scheme"), the Second Subsidiary Guarantor is being replaced as the principal borrowing entity of the James Hardie family of companies by the Third Subsidiary Guarantor. The Issuer wishes to cause the Third Subsidiary Guarantor to become a guarantor of the Notes and to amend the Note Purchase Agreement (i) to add borrowings by the Third Subsidiary Guarantor as exclusions under the definition of "Priority Debt" in the Note Purchase Agreement and (ii) to clarify the applicability of certain other sections to the Third Subsidiary Guarantor.

      C. This Agreement is required under Section 19 of the Purchase Agreement as a form of written consent to the amendment of certain provisions of the Purchase Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Issuer, Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor, the Third Subsidiary Guarantor and the undersigned Noteholders agree as follows:

      1. EFFECTIVE DATE The effective date of this Agreement shall be the date of satisfaction of the conditions set forth in Section 15 below (the "Effective Date").

      2. AMENDMENT TO SECTION 7.2(a). Section 7.2(a) of the Purchase Agreement shall be completely replaced by a new Section 7.2(a), which shall read in full as follows:

            (a) Covenant Compliance - (i) the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Sections 10.2, 10.3, 10.4. 10.5, 10.6 and 10.7, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence) and (ii) with respect only to financial statements delivered pursuant to Section 7.1(b), the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.9 during the annual period covered by the statements then being furnished; and

      3. AMENDMENT TO SECTION 9.8. Section 9.8 of the Purchase Agreement shall be completely replaced by a new Section 9.8, which shall read in full as follows:

            9.8.  OWNERSHIP OF ISSUER AND SUBSIDIARY GUARANTORS; ACTIVITIES.

            Subject only to the provisions of Section 10.2(i), the Guarantor will at all times maintain the Issuer, the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third Subsidiary Guarantor as Wholly-Owned Subsidiaries of the Guarantor, and the capital stock of, and any other ownership interests in, the Issuer, the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third Subsidiary Guarantor will at all times remain free of any Lien.

      4. AMENDMENT TO SECTION 10.3. Section 10.3 of the Purchase Agreement shall be amended to delete existing subsection (f) and to replace it with a new subsection (f), which shall read in full as follows:

            (f) Liens on property or assets of the Guarantor or any of its Subsidiaries securing Debt owing to the Guarantor or to any of its Wholly-Owned Subsidiaries (other than the First Subsidiary Guarantor, the Second Subsidiary Guarantor or the Third Subsidiary Guarantor);

      5. ADDITION OF SECTION 10.9. A new Section 10.9 is hereby added to the Purchase Agreement as follows:

            10.9  INTEREST COVERAGE

            EBIT will not be less than twice Net Interest Charges in any year ending 31 March.

      6. AMENDMENT TO SECTION 13. Section 13 of the Purchase Agreement shall be amended to delete existing subsection (1) and to replace it with a new subsection (1), which shall read in full as follows:

            (1) any Subsidiary Guarantee shall at any time, for any reason, cease to be in full force and effect or shall be declared to be null and void in whole or in any material part by the final judgment (which is non-appealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) of any Governmental Authority having jurisdiction, or the validity or enforceability of any Subsidiary Guarantee shall be contested by or on behalf of the Guarantor or any of its Subsidiaries, or the Guarantor or any such Subsidiary shall renounce a Subsidiary Guarantee or deny that the First Subsidiary Guarantor, the Second Subsidiary Guarantor or the Third Subsidiary Guarantor, as the case may be, is bound thereby or has any further liability thereunder.

      7. AMENDMENT TO SCHEDULE B. Schedule B of the Purchase Agreement is amended to add new definitions of the terms set forth below, which shall read in full as follows (and shall replace the definitions of any of the same terms in the Purchase Agreement):

            "BANK CREDIT AGREEMENTS" means (i) the four separate Revolving Loan Agreements, three of which are dated on or about November 3, 1998 and one of which (BankOne, N.A.) is dated on or about April 20, 2000 (together with any related agreements and instruments, the "Australian Bank Loan Agreements"), between the Third Subsidiary Guarantor as successor to the Second Subsidiary Guarantor (as borrower), the Issuer, the First Subsidiary Guarantor and the Guarantor (as guarantors) and, respectively, Australia and New Zealand Banking Group, BNP Paribas, Westdeutsche Landesbank Girozentrale and BankOne N.A. (the "Bank Lenders") under which the Third Subsidiary Guarantor may borrow up to an aggregate of A$200,000,000 (A$ referring to Australian dollars) as such agreements may be amended, modified, refinanced or replaced with the same or different lenders, and (ii) the six separate Standby Loan Agreements, two of which are dated on or about November 4, 1998, one of which (Westdeutsche Landesbank Girozentrale) is dated on or about January 24, 2000, two of which (Bank One N.A. and BBL Australia Limited are dated on or about December 10, 1998 and one of which (Wells Fargo HSBC Trade Bank, N.A.) is dated on or about July 20, 2000 (together with any related agreements and instruments, the "Standby Facilities"), between the Third Subsidiary Guarantor as successor to the Second Subsidiary Guarantor (as borrower), the Guarantor, the Issuer and the First Subsidiary Guarantor (as guarantors) and, respectively, each of the Bank Lenders, BBL Australia Limited and Wells Fargo HSBC Trade Bank, N.A., under which the Third Subsidiary Guarantor may borrow up to an aggregate of $117,500,000 (or the equivalent in Australian currency) as such agreements may be amended, modified, refinanced or replaced with the same or different lenders.

            "EBIT" means the operating profit of the Guarantor and its Subsidiaries before adjustments for abnormal or exceptional items and income tax but after adding back Net Interest Charges, determined in each case by reference to the latest audited consolidated financial statements of the Guarantor and its Subsidiaries delivered to the Noteholders under Section 7.1 (b) of this Agreement.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole, or (b) the ability of the Issuer or the Guarantor to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes, or (d) the ability of the First Subsidiary Guarantor, the Second Subsidiary Guarantor or the Third Subsidiary Guarantor to perform its obligations under its Subsidiary Guarantee, or
      (e) the validity or enforceability of any Subsidiary Guarantee.

            "NET INTEREST CHARGES" means all continuing, regular or periodic costs, charges and expenses (including interest, discount costs, charges and expenses (including but not limited to interest, discount costs and any and all fees associated with or incurred under any Debt)) incurred by the Guarantor and any of its Subsidiaries in effecting, servicing or maintaining at any time its Debt, less interest income received by or arising to the Guarantor or such Subsidiaries in the same period for which such Net Interest Charges are being determined, in each case by reference to the financial statements referred to in Section 7.1(b) of this Agreement.

            "PRIORITY DEBT" means (a) all Debt of the Guarantor and the Subsidiaries secured by any Lien with respect to any property owned by the Guarantor or any of its Subsidiaries and (b) all unsecured Debt of Subsidiaries, except Debt owed to the Guarantor or a Wholly-Owned Subsidiary, Debt of the First Subsidiary Guarantor, the Second Subsidiary Guarantor or the Third Subsidiary Guarantor and Debt of the Issuer, the First Subsidiary Guarantor, the Second Subsidiary Guarantor or the Third Subsidiary Guarantor under this Agreement, the Notes, the Subsidiary Guarantees, the Australian Bank Loan Agreements (and Guaranties thereof) and the first $100,000,000 of the Standby Facilities (and Guaranties thereof).

            "THIRD SUBSIDIARY GUARANTOR" means James Hardie International Finance B.V., a company organized under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands, and its permitted successors under the Subsidiary Guarantee.

            "SUBSIDIARY GUARANTEE" means each of the Subsidiary Guarantees executed and delivered by the First Subsidiary Guarantor, the Subsidiary Guarantee executed and delivered by the Second Subsidiary Guarantor and the Subsidiary Guarantee executed and delivered by the Third Subsidiary Guarantor, each substantially in the form of Exhibit 4.10 hereto.

      8. STATUS OF PURCHASE AGREEMENT. The provisions of the Purchase Agreement are in full force and effect and shall remain unchanged, except as provided by this Agreement.

      9. INCONSISTENCIES. In the event of any inconsistency between the provisions of this Agreement and any provision in the Purchase Agreement, the terms and provisions of this Agreement shall govern.

      10. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

      11. SEVERABILITY. If any paragraph, clause or provision of this Agreement is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall not affect the remaining paragraphs, clauses or provisions of this Agreement.

      12. BINDING ON SUCCESSORS AND ASSIGNS. This Agreement applies to, inures to the benefit of, and binds the Issuer, the Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor the Third Subsidiary Guarantor and the Noteholders and their respective heirs, legatees, devisees, administrators, executors, successors and assigns.

      13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission a signature page of this Agreement signed by such party and such facsimile signature shall be treated in all respects as having the same effect as an original signature.

      14. REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND THE GUARANTOR. The Issuer and the Guarantor jointly and severally represent and warrant to the Noteholders that:

            14.1. ORGANIZATION; POWER AND AUTHORITY. The Third Subsidiary Guarantor is a corporation duly incorporated and validly existing under the laws of the Netherlands and has all corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver its Subsidiary Guarantee and to perform the provisions thereof.

            14.2. AUTHORIZATION, ETC. This Agreement has been duly authorized by all necessary corporate action on the part of the Issuer, and this Agreement constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Subsidiary Guarantee has been duly authorized by all necessary corporate action on the part of the Third Subsidiary Guarantor, and such Subsidiary Guarantee constitutes a legal, valid and binding obligation of the Third Subsidiary Guarantor enforceable against the Third Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            14.3. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES;
AFFILIATES

                  (a) Schedule 14.3 contains complete and correct lists of the Guarantor's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization or incorporation, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 14.3 as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 14.3).

                  (c) Each of the Issuer, the Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third Subsidiary Guarantor is a corporation or other legal entity duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, and is duly qualified as a foreign corporation or other legal entity and, where such concept is relevant, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Issuer, the Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than restrictions permitted by Section
10.8 of the Purchase Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

            14.4. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Issuer of this Agreement, the performance by the Issuer of the Purchase Agreement and the Notes and the execution, delivery and performance by the Third Subsidiary Guarantor of the Subsidiary Guarantee will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor, the Issuer or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Guarantor, the Issuer or any Subsidiary is bound or by which the Guarantor, the Issuer or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor, the Issuer or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor, the Issuer or any Subsidiary.

            14.5. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by Issuer, the Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor or the Third Subsidiary Guarantor of this Agreement or by the Third Subsidiary Guarantor of its Subsidiary Guarantee.

            14.6. LITIGATION. Schedule 14.6 sets forth a reasonably detailed description of all material litigation and other proceedings involving or affecting the Guarantor and its Subsidiaries.

            14.7. EXISTING DEBT. Except as described therein. Schedule 14.7 sets forth a complete and correct list of all outstanding Debt of the Obligors and the Subsidiaries as of September 30, 2001, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Obligors or the Subsidiaries. Neither the Obligors nor any Subsidiary are in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of any Obligor or any such Subsidiary and no event or condition exists with respect to any Debt of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      15 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

            15.1 EXECUTED AGREEMENT. Issuer shall have received one or more counterparts of this Agreement executed on behalf of the Required Holders.

            15.2 THIRD SUBSIDIARY GUARANTY. The Third Subsidiary Guarantor shall have executed and delivered a Subsidiary Guarantee substantially in the form as heretofore delivered to the Noteholders and containing the provisions set forth in Section 11 of the Purchase Agreement.

            15.3 OPINIONS OF COUNSEL. Noteholders shall have received opinions of Allens Arthur Robinson (Australian counsel), De Brauw Blackstone Westbroek N.V. (Netherlands counsel) and Gibson, Dunn & Crutcher LLP (U.S. counsel), in customary form and subject only to customary qualifications, addressed to each Noteholder, covering such matters as may be reasonably required by counsel to the Noteholders.

            15.4 REPRESENTATIONS AND WARRANTIES; NO DEFAULT. On the Effective Date, after giving effect to the amendment of the Purchase Agreement contemplated hereby:

                  (a) the representations and warranties contained in Section 14 hereof and the representations and warranties contained in Section 5.8(a), 5.8(b), 5.9, 5.10, 5.11, 5.12, 5.17 and 5.18 of the Purchase Agreement shall be true and correct on and as of the Effective Date as though made on and as of such date; and

                  (b) no Default or Event of Default shall have occurred and be continuing.

            15.5 COMPLIANCE CERTIFICATES.

                  (a) OFFICER'S CERTIFICATE. Issuer shall deliver to each Noteholder an Officer's Certificate, dated as of the Effective Date, certifying that the condition specified in Section 15.4 of this Section have been fulfilled.

                  (b) SECRETARY'S CERTIFICATE. Issuer shall have delivered to each Noteholder a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Subsidiary Guarantee and the incumbency and authority of persons executing such documents.

            15.6 EVIDENCE OF CONSENT TO RECEIVE SERVICE OF PROCESS. Each Noteholder shall have received, in form and substance reasonably satisfactory to such Noteholder, evidence of the consent of CT Corporation System in New York, New York to the appointment and designation provided for by Section 24.6 of the Purchase Agreement (and the payment of all fees related thereto).

            15.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all the documents and instruments incident to such transactions shall be satisfactory to each Noteholder and its special counsel, and such Noteholder and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

            15.8 NOTICE OF EFFECTIVENESS OF FINANCE SCHEME. Each Noteholder shall have received notice that the Finance Scheme has been implemented and the Third Subsidiary Guarantor shall have become the borrower under the Bank Credit Agreements.

            15.9 PAYMENT OF AMENDMENT FEE. Each Noteholder shall have received its pro rata share of an amendment fee in the aggregate amount of $225,000.

      16. LEGAL FEES. The Obligors jointly and severally will pay all legal costs and expenses (including reasonable attorneys' fees of Willkie Farr & Gallagher) incurred by the Noteholders in connection with this Agreement.

      17. CONSENT AND CONFIRMATION BY GUARANTORS. The Guarantor, the First Subsidiary Guarantor and the Second Subsidiary Guarantor expressly consent to this Agreement and confirm that their respective Guaranties of the Notes and the Purchase Agreement, as amended, remain in full force and effect.

     [NEXT PAGE IS SIGNATURE PAGE -- REST OF THIS PAGE INTENTIONALLY BLANK]

                              OFFICER'S CERTIFICATE

Reference is made to the Second Amendment to Note Purchase Agreement (the "Amendment") dated as of October 22, 2001 by and among James Hardie U.S. Funding, Inc., a Nevada corporation (the "Company"), James Hardie N.V., James Hardie Aust. Investco Pty. Limited, James Hardie Australia Finance Pty. Limited, James Hardie International Finance B.V. and certain institutional investors as listed on the signature pages thereto. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Purchase Agreement (as defined in the Amendment).

The undersigned hereby certifies as of the date hereof that he is the Chief Financial Officer of the Company and that, as such, he is authorized to execute and deliver this certificate to the Noteholders on behalf of the Company. The undersigned further certifies that after giving effect to the amendment of the Purchase Agreement contemplated by the Amendment:

1. The representations and warranties of the Company contained in Section 14 of the Amendment and Sections 5.8(a), 5.8(b), 5.9, 5.10, 5.11, 5.12, 5.17
      and 5.18 of the Purchase Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof.

2.    No Default or Event of Default has occurred or is continuing.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of October 22, 2001.

                                            JAMES HARDIE U.S. FUNDING INC.

                                            By: /s/ Phillip Graham Morley
                                                -------------------------------
                                                Name: Phillip Graham Morley
                                                Title:  Chief Financial Officer

                           GIBSON, DUNN & CRUTCHER LLP
                                   ----------
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                   ----------
                  200 PARK AVENUE NEW YORK, NEW YORK 10166-0193
                        (212) 351-4000 (212) 351-4035 FAX
                               www.gibsondunn.com

                                November 1, 2001

(212) 351-4000                                                     C 46223-00004

The Noteholders listed on
Schedule A hereto

      Re: Second Amendment to Note Purchase Agreement dated as of October 22, 2001

Ladies and Gentlemen:

            We have acted as special counsel to James Hardie U.S. Funding, Inc., a Nevada corporation (the "Issuer"), James Hardie N.V., a company incorporated under the laws of The Netherlands (the "Guarantor"), James Hardie Aust. Investco Pty. Limited, a company organized under the laws of Australia (the "First Subsidiary Guarantor"), James Hardie Australia Finance Pty. Limited, a company organized under the laws of Australia (the "Second Subsidiary Guarantor"), and James Hardie International Finance B.V., a company incorporated under the laws of The Netherlands (the "Third Subsidiary Guarantor"), in connection with the preparation of:

            (i) the Note Purchase Agreement dated as of November 5, 1998 (the "Purchase Agreement") by and among the Issuer, the Guarantor and certain purchasers as listed on Schedule A hereto (the "Noteholders");

            (ii) the Second Amendment to Note Purchase Agreement dated as of October 22, 2001 (the "Amendment") by and among the Issuer, the Guarantor, the First Subsidiary Guarantor, Second Subsidiary Guarantor, the Third Subsidiary Guarantor and the Required Holders; and

            (iii) the Guaranty dated as of October 22, 2001 (the "Guaranty") entered into by the Third Subsidiary Guarantor in favor of the Noteholders.

          LOS ANGELES NEW YORK WASHINGTON, D.C. SAN FRANCISCO PALO ALTO
              LONDON PARIS ORANGE COUNTY CENTURY CITY DALLAS DENVER

GIBSON, DUNN & CRUTCHER LLP

November 1, 2001
Page 2

            This opinion is being furnished to you pursuant to Section 15.3 of the Amendment. The Purchase Agreement, as previously amended by that certain Assignment and Assumption Agreement and First Amendment to Note Purchase Agreement dated as of January 24, 2000 and as further amended by the Amendment, is referred to herein as the "Amended Purchase Agreement." The Amended Purchase Agreement, the Amendment and the Guaranty are collectively referred to herein as the "Documents." The Issuer, the Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third Subsidiary Guarantor are collectively referred to as the "Obligors." Each capitalized term used and not defined herein has the meaning assigned to that term in the Amended Purchase Agreement.

            We have assumed with your permission that:

            a) The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

            b) Each of the Noteholders executing the Amendment has all requisite power and authority to execute, deliver and perform its obligations under the Amendment, the execution and delivery of the Amendment by each such Noteholder and the performance of its obligations thereunder have been duly authorized by all necessary action of such Noteholder and do not violate any law, regulation, order, judgment or decree applicable to such Noteholder, and each of the Amendment and the Amended Purchase Agreement is a legal, valid and binding obligation of each such Noteholder, enforceable against such Noteholder in accordance with its terms;

            c) Each of the Obligors (other than the Issuer) has been duly incorporated and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to execute and deliver the Amendment and to perform its obligations under the Documents, has taken all necessary corporate action to authorize the execution and delivery of the Amendment and the performance of its obligations under the Documents and has duly executed and delivered the Amendment;

            d) Except as reflected in the Documents, there are no agreements or understandings between or among any Obligor, the Noteholders or third parties that would expand, modify or otherwise affect the terms of the Documents or the respective rights or obligations of the parties thereunder; and

GIBSON, DUNN & CRUTCHER LLP

November 1, 2001
Page 3

            e) The assumptions set forth in paragraphs a), b) and c) of our opinion letter dated November 5, 1998 addressed to the Noteholders remain true and correct as of the date hereof.

            In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, we have relied upon the representations and warranties of the Obligors in the Documents, certificates of officers of the Obligors or certificates obtained from public officials. We have also, with your permission and without independent investigation, relied upon, and assumed the correctness of the conclusions expressed in, the opinions of even date of De Brauw Blackstone Westbroek N.V. and Allen Arthur Robinson with respect to all matters covered thereby.

            Except as expressly stated otherwise herein, whenever an opinion herein with respect to the existence or absence of facts is stated to be to our knowledge, such statement is intended to signify that, during the course of our representation of the Obligors, as herein described, no information has come to the attention of the lawyers working on substantive matters for the Obligors during the prior twelve (12) months (and who are still employed by this firm) that would give us actual knowledge of facts contrary to the existence or absence of the facts indicated. However, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Obligors or any affiliate thereof.

            Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

            1. The Issuer is a validly existing corporation in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Documents to which it is a party.

            2. The execution and delivery by the Issuer of the Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by all necessary corporate action.

            3. The Amended Purchase Agreement and the Amendment each constitutes a legal, valid and binding obligation of each of the Issuer and the Guarantor, enforceable against it in accordance with its terms.

            4. The Amendment constitutes a legal, valid and binding obligation of each of the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third Subsidiary Guarantor, enforceable against it in accordance with its terms.

GIBSON, DUNN & CRUTCHER LLP

November 1, 2001
Page 4

            5. The Guaranty constitutes a legal, valid and binding obligation of the Third Subsidiary Guarantor, enforceable against it in accordance with its terms.

            6. The execution and delivery by each of the Obligors of the Documents to which each is a party and the performance of its obligations under the Documents do not result in a breach or violation of Regulations U or X of the Board of Governors of the Federal Reserve System. Regulation T of the Board of Governors of the Federal Reserve System does not apply to any Noteholder that is not a broker or a dealer (as defined in sections 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934 (the "1934 Act"), any member of a national securities exchange or any person associated with a broker or dealer (as defined in section 3(a)(18) of the 1934 Act), except for business entities controlling or under common control with a Noteholder.

            7. No Obligor is an "investment company" or, to our knowledge, a company" controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

            8. The execution, delivery and performance by each Obligor of the Documents to which each is a party do not and will not (i) violate or result in a breach or default under any order, judgment or decree of any court or other agency of government of the State of New York or the United States of America binding on such Obligor of which we have knowledge, (ii) violate any law or regulation of the State of New York or the United States of America applicable to any Obligor that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Documents, or (iii) require any authorization, consent, waiver or approval of any governmental authority or regulatory body of the State of New York or the United States of America, except for filings and authorizations as may be required under any securities or Blue Sky laws and such authorizations, consents, waivers or approvals that, if not made or obtained, would not have a material adverse effect on any Obligor or on the ability of each Obligor to perform its obligations under the Documents to which it is a party and would not expose any Noteholder to liability.

            9. To our knowledge, there is no action, suit or proceeding pending or threatened in the United States against any Obligor of the nature described in Section 5.8(a) of the Amended Purchase Agreement or in which an injunction or order has been entered preventing or adversely affecting consummation of the transactions that are contemplated by the Amendment to be consummated by the Obligors on the Effective Date.

            The foregoing opinions are subject to the following exceptions, qualifications and limitations:

            A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, for the limited purposes of paragraphs 1 and 2 above, the Nevada Corporation Law. We are not engaged in practice in the State of Nevada; however, we are generally familiar with the Nevada

GIBSON, DUNN & CRUTCHER LLP

November 1, 2001
Page 5

Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1 and 2. This opinion is limited to the effect of the present state of the laws of the State of New York and the United States of America and, to the limited extent set forth above, the State of Nevada and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

            B. Our opinions set forth in paragraphs 3, 4 and 5 are subject to
(i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

            C. We express no opinion regarding: (i) the effectiveness of any waiver (whether or not stated as such) under the Documents of, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (ii) the effectiveness of any waiver (whether or not stated as such) contained in the Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iii) the effectiveness of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (iv) the effectiveness of any provision in any Document waiving the right to object to venue in any court; (v) the effectiveness of any consent or agreement to submit to the jurisdiction of any Federal Court; (vi) the effectiveness of any waiver of the right to jury trial; (vii) the effect on the enforceability of the Amended Purchase Agreement against the Guarantor or on the enforceability of the Guaranty against the Third Subsidiary Guarantor of any facts or circumstances occurring after the date of the Purchase Agreement that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by such Guarantor; (viii) the effectiveness of any provision of the Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ix) the effectiveness of any provision purporting to establish evidentiary standards; or (x) the effectiveness of any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

            D. In rendering our opinions expressed in paragraph 8, while we advise you that (subject to the other assumptions, exceptions, qualifications and limitations herein) the Documents may be performed in a manner that does not result in a violation, breach or default described therein, we express no opinion as to whether the actual performance of the terms and

GIBSON, DUNN & CRUTCHER LLP

November 1, 2001
Page 6

provisions of the Documents after the date hereof will not violate any law, regulation, order, judgment or decree applicable to any Obligor.

            E. Our opinions in paragraphs 8(i) and 9 are based solely upon inquiry of Gibson, Dunn & Crutcher LLP lawyers who have billed time to any Obligor during the last twelve (12) months (and who are still employed by this firm) and factual certificates of the Obligors.

            F. For the purposes of our opinion in paragraph 6, we have assumed without independent investigation that the representation and warranty set forth in Section 5.14 of the Amended Purchase Agreement is true, correct and complete as of the date hereof. We express no opinion with respect to any requirement applicable to any Noteholder to obtain in good faith a Form FR U-1 signed by the Obligors. Except as expressly set forth in paragraph 6, we express no opinion with respect to Regulation T of the Board of Governors of the Federal Reserve System.

            G. We express no opinion as to the applicability to, or the effect of noncompliance by, any Noteholder with any state or federal laws applicable to the transactions contemplated by the Documents because of the nature of the business of such Noteholder.

            This opinion is rendered to the Noteholders in connection with the Documents and may not be relied upon by any person other than the Noteholders or by the Noteholders in any other context, provided that the Noteholders may provide this opinion (i) to regulatory authorities should they so request or in connection with their normal examinations, (ii) to the independent auditors and attorneys of the Noteholders, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which any Noteholder is a party arising out of the transactions contemplated by the Documents, or (v) to proposed permitted transferees of the interests of any Noteholder under the Documents (provided that such delivery shall not constitute a re-issue or reaffirmation of this opinion as of any date after the date hereof). This opinion may not be quoted without the prior written consent of this firm.

                                           Very truly yours,

                                           /s/ Gibson, Dunn & Crutcher LLP
                                           -------------------------------------
                                           GIBSON, DUNN & CRUTCHER LLP

                                                   [ALLENS ARTHUR ROBINSON LOGO]

                                                              ABN 47 702 595 758

                                                               The Chifley Tower
1 November 2001                                                 2 Chifley Square
                                                                 Sydney NSW 2000
                                                                       Australia

                                                              Tel 61 2 9230 4000
                                                              Fax 61 2 9230 5333

TO: Each Noteholder (as
    defined in the Second                                         Correspondence
    Amendment                                                         GPO Box 5O
    Agreement referred to                                        Sydney NSW 2001
    below)                                                         DX 105 Sydney

                                                                  www.aar.com.au

Dear Sirs

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

We have acted as Australian lawyers for James Hardie Aust. Investco Pty Limited
(JHAI) and James Hardie Australia Finance Pty Limited (JHAF) in connection with the Second Amendment to Note Purchase Agreement (the SECOND AMENDMENT AGREEMENT) dated 22 October 2001 between James Hardie U.S Funding Inc, JHAI, JHAF, James Hardie N.V., James Hardie International Finance B.V. and the Noteholders.

Definitions in the Second Amendment Agreement apply in this opinion but RELEVANT COMPANY means JHAI or JHAF and RELEVANT JURISDICTION means the Commonwealth of Australia or New South Wales.

No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.    DOCUMENTS

      We have examined the following documents:

      (a)   a fax copy of the executed Second Amendment Agreement;

      (b)   a certified copy of the constitution of JHAI;

      (c) a copy of circulating resolutions of the directors of each Relevant Company; and

      (d) executed powers of attorney from each Relevant Company in connection with the execution of the Second Amendment Agreement.

2.    ASSUMPTIONS

      For the purposes of giving this opinion we have assumed the following.

      (a) The authenticity of all seals and signatures and of any duty stamp or marking.

                                                   [ALLENS ARTHUR ROBINSON LOGO]

      (b) The completeness, and the conformity to original instruments, of all copies submitted to us, and that any document (other than the Second Amendment Agreement) or authorisation submitted to us continues in full force and effect.

      (c) The Second Amendment Agreement is within the capacity and powers of, and has been validly authorised, executed and delivered by and is binding on, the parties to it other than each Relevant Company.

      (d) Each Relevant Company enters the Second Amendment Agreement and carries out the transactions contemplated in the Second Amendment Agreement for its benefit and for the purposes of its business.

      (e) No entity has engaged or will engage in misleading or unconscionable conduct or is or will be involved in or a party to any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Second Amendment Agreement which might render the Second Amendment Agreement or any relevant transaction or associated activity in breach of law, void or voidable.

      (f) The Second Amendment Agreement has been or will be executed outside each Relevant Jurisdiction.

      (g) Insofar as any obligation under the Second Amendment Agreement is to be performed in any jurisdiction other than a Relevant Jurisdiction, its performance will not be illegal or unenforceable under the law of that jurisdiction.

      (h) The Second Amendment Agreement constitutes or will on execution constitute legal, valid and binding obligations of each Relevant Company under the laws of New York enforceable in competent courts of that jurisdiction.

      (i) Where a document has been submitted to us in draft form it will be executed in the form of that draft.

      (j) Formalities for execution by each Relevant Company required by the law of the place of execution (other than a Relevant Jurisdiction) of the Second Amendment Agreement have been or will be complied with.

      (k) The Second Amendment Agreement will be duly stamped in each jurisdiction where stamp duty is payable.

3.    QUALIFICATIONS

      Our opinion is subject to the following qualifications.

      (a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion.

      (b) Our opinion that an obligation or document is enforceable means that the obligation or document is of a type and form which courts in the Relevant Jurisdictions enforce. It does not mean that the obligation or document can necessarily be enforced in accordance with its terms in all circumstances. In particular:

                                                   [ALLENS ARTHUR ROBINSON LOGO]

            (i) equitable remedies, such as injunction and specific performance, are discretionary; and

            (ii) the enforceability of an obligation, document or security interest may be affected by statutes of limitation, by estoppel, waiver and similar principles, by the doctrine of frustration, by laws concerning insolvency, bankruptcy, liquidation, administration, enforcement of security interests or reorganisation, or by other laws generally affecting creditors' or counterparties' rights or duties.

      (c) We have relied on a search of public records of the Australian Securities and Investments Commission on 1 November 2001. We note that records disclosed by such search may not be complete or up to date.

      (d) We have relied on the assumptions specified in s129 of the Corporations Act 2001(Cth) and note that you may do so unless you knew or suspected that the assumption was incorrect.

      (e) Any provision of the Second Amendment Agreement that certain calculations, determinations or certificates will be conclusive and binding will not apply if those calculations, determinations or certificates are fraudulent or manifestly inaccurate.

      (f) Any clause providing for the severability of any provision of the Second Amendment Agreement may not be enforceable in accordance with its terms, as a court may reserve to itself a decision as to whether any provision is severable.

      (g) The obligation of a party under the Second Amendment Agreement to pay interest on overdue amounts at a rate higher than the rate applying before the amount fell due may be held to constitute a penalty and be unenforceable.

      (h) We express no opinion on any provision in the Second Amendment Agreement requiring written amendments and waivers insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed on or granted between or by the parties.

      (i) The courts might not give full effect to an indemnity for legal costs or for penalties on taxes.

      (j) Insofar as our opinions in paragraph 4 relate to the performance of the Second Amendment Agreement, those opinions are limited to the principal transactions contemplated by the Second Amendment Agreement. They do not extend to the performance of obligations under other documents referred to in the Second Amendment Agreement.

      (k) A judgment by a court may be given in some cases only in Australian dollars.

      (l) Purported waivers of statutory rights or agreements not to sue or agreements to agree or negotiate or consult may not be enforceable.

                                                   [ALLENS ARTHUR ROBINSON LOGO]

4.    OPINION

      Based on the assumptions and subject to the qualifications set out above we are of the following opinion.

      (a) Each Relevant Company is incorporated under the laws of the Relevant Jurisdictions

      (b) Each Relevant Company has the corporate power to enter into and perform its obligations under the Second Amendment Agreement.

      (c) The execution, delivery and performance by each Relevant Company of the Second Amendment Agreement did not and will not violate in any respect any existing provision of:

            (i)   any law of any Relevant Jurisdiction; or

            (ii)  its constitution.

      (d)   (i)   The Second Amendment Agreement has been duly authorised by each Relevant Company and is validly executed by each Relevant
                  Company in accordance with the law of each Relevant
                  Jurisdiction.

            (ii) Under the law of each Relevant Jurisdiction, the law of the State of New York will be applied to the Second Amendment Agreement, and the Second Amendment Agreement will be enforceable in competent courts of each Relevant Jurisdiction, if the choice of that law was made in good faith, and except to the extent that (without limiting the assumptions and qualifications set out above):

                  (A) there are mandatory provisions of the law of the Relevant Jurisdiction which must be applied to a transaction covered by Second Amendment Agreement;

                  (B) any term of the Second Amendment Agreement or any provision of the law of the State of New York applicable to the Second Amendment Agreement, is contrary to the public policy of the Relevant Jurisdiction;

                  (C) the availability or enforceability of certain rights and remedies maybe governed or affected by the procedural laws of the Relevant Jurisdiction in courts of the Relevant Jurisdiction; and

                  (D) a court may determine that another court is a more appropriate forum.

            (iii) We are not aware of any mandatory provisions within the terms of sub-paragraph (ii) above that affect enforceability save as set out in the assumptions and qualifications above.

      (e) All authorisations under the laws of any Relevant Jurisdiction now obtainable and required in connection with the execution, delivery, performance, validity or enforceability of the Second Amendment Agreement have been obtained or effected and are in full force and effect.

                                                   [ALLENS ARTHUR ROBINSON LOGO]

      (f) No stamp or registration or similar taxes or charges are payable under the laws of any Relevant Jurisdiction in connection with the execution, delivery, performance and enforcement of the Second Amendment Agreement or any transaction contemplated by it other than nominal duty and debits tax.

      (g) Neither any Relevant Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from legal process under the laws of any Relevant Jurisdiction.

      (h) It is not necessary that any Noteholder should be licensed, qualified or otherwise entitled to carry on business under the laws of any Relevant Jurisdiction in order to enforce its rights under the Second Amendment Agreement or by reason only of the execution, delivery and performance of the Second Amendment Agreement.

      (i) The courts of each Relevant Jurisdiction would give effect to the irrevocable submission of the Relevant Companies to the jurisdiction of the courts of the State of New York subject to an overriding jurisdiction of the courts of each Relevant Jurisdiction to determine that another court is a more appropriate forum.

      (j) Any final and conclusive judgment of a court of the State of New York, having jurisdiction recognised by the Relevant Jurisdiction, in respect of an obligation of a Relevant Company under the Second Amendment Agreement, which is for a fixed sum of money, would be enforceable by action against the judgment debtor in the courts of each Relevant Jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the court of New York unless:

            (i) the proceedings in the New York court involved a denial of the principles of natural justice;

            (ii) the judgment is contrary to the public policy of the Relevant Jurisdiction;

            (iii) the judgment was obtained by fraud or duress;

            (iv)  the judgment is a penal or revenue judgment; or

            (v) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the New York judgment.

      This opinion is addressed to the Noteholders in connection with the Second Amendment Agreement and may not be relied upon by any other person other than the Noteholders or by the Noteholders in any other context, provided that the Noteholders may provide this opinion:

      (a) to regulatory authorities should they so request or in connection with their normal examinations;

      (b)   to the independent auditors and attorneys of the Noteholders;

      (c) pursuant to order or legal process of any court or governmental agency;

      (d) in connection with any legal action to which any Noteholder is a party arising out of the transactions contemplated by the Second Amendment Agreement; or

                                                   [ALLENS ARTHUR ROBINSON LOGO]

      (e) to proposed permitted transferees of the interests of any Noteholder under the Purchase Agreement (provided that such delivery shall not constitute a reissue or reaffirmation of this opinion as of any date after the date of this opinion).

Yours faithfully

/s/ Allen Allen & Hemsley
------------------------

                                                                      LINKLATERS
DE BRAUW BLACKSTONE WESTBROEK                                         & ALLIANCE
ADVOCATEN NOTARISSEN BELASTINGADVISEURS

Tripolis 300 Burgerweeshuispad 301
Postbus 75084 1070AB Amsterdam

Telefoon: (020) 5771771
Telefax: (020) 5771775

To the holders of Notes (as defined below) listed in annex 1 (the "NOTEHOLDERS")

Jan Marten van Dijk -- Advocaat
Amsterdam, 1 November 2001
Our ref.: f:\455\20175981\b013 (notes) final.doc\AH

Dear Sirs,

          JAMES HARDIE INTERNATIONAL FINANCE B.V. AND JAMES HARDIE N.V.
           SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT AND GUARANTEE

1     INTRODUCTION

      I have acted on behalf of De Brauw Blackstone Westbroek N.V. as Dutch legal adviser (advocaat) to James Hardie International Finance B.V., with corporate seat in Amsterdam, ("INTERNATIONAL FINANCE") and James Hardie N.V., with corporate seat in Amsterdam, (the "GUARANTOR") in connection with the Agreements (as defined below).

2     DUTCH LAW

      This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

DE BRAUW BLACKSTONE WESTBROEK

3     SCOPE OF INQUIRY; DEFINITIONS

      For the purpose of this opinion, I have examined the following documents:

3.1 A photocopy of an executed copy of a note purchase agreement dated 5 November 1998 between James Hardie Finance B.V. ("FINANCE") as issuer, the Guarantor as guarantor and the purchasers listed in schedule A thereto (the "NOTE PURCHASE AGREEMENT"), under which Finance has issued guaranteed senior notes, series A through G, with an aggregate principle amount of USD 225,000,000, which are stated to be unconditionally and irrevocable guaranteed by the Guarantor (the "NOTES").

3.2 A faxed copy of an executed copy of an assignment and assumption agreement and first amendment to note purchase agreement dated as of 24 January 2000 between Finance as assignor, the Guarantor as guarantor, James Hardie U.S. Funding, Inc. ("FUNDING") as assignee, James Hardie Aust. Investco Pty. Limited (the "FIRST SUBSIDIARY GUARANTOR") as first subsidiary guarantor, and the holders of the Notes listed on the signature pages thereof (the "FIRST AMENDMENT AGREEMENT").

3.3 A faxed copy of an executed copy of a second amendment to note purchase agreement dated as of 22 October 2001 between Funding as issuer, the Guarantor as guarantor, the First Subsidiary Guarantor as first subsidiary guarantor, James Hardie Australia Finance Pty. Limited as second subsidiary guarantor, International Finance as third subsidiary guarantor, and the Noteholders (the "SECOND AMENDMENT AGREEMENT").

3.4 A faxed copy of an executed copy of a subsidiary guarantee of International Finance in favour of the Noteholders dated as of 22 October 2001 (the "GUARANTEE").

3.5 A notarial copy of International Finance's deed of incorporation and its articles of association as most recently amended on 3 August 2001 according to the trade register extract referred to in paragraph 3.6, both as filed with the chamber of commerce and industry for Amsterdam (the "CHAMBER OF COMMERCE").

3.6 A faxed copy of a trade register extract regarding International Finance provided by the Chamber of Commerce and dated 30 October 2001.

3.7 A faxed copy of a written resolution of International Finance's managing board (bestuur) dated 11 October 2001, including a power of attorney granted by International Finance to each of P.G. Morley, P.D. Macdonald, S.E. Harman, Trust international management (T.I.M.) B.V. ("T.I.M."), D.E. Cameron, J.C.L. van de Sanden, A.M.L. Kuijpers and A.T. Kneeshaw (the "INTERNATIONAL FINANCE POWER OF ATTORNEY").

3.8 A faxed copy of a written resolution of James Hardie Industries N.V. ("JHI NV") in its stated

DE BRAUW BLACKSTONE WESTBROEK

      capacity as International Finance's sole shareholder dated 12 October
      2001.

3.9 A notarial copy of the Guarantor's deed of incorporation and its articles of association as most recently amended on 31 October 2000 according to the trade register extract referred to in paragraph 3.10, both as filed with the Chamber of Commerce.

3.10 A faxed copy of a trade register extract regarding the Guarantor provided by the Chamber of Commerce and dated 30 October 2001.

3.11 A faxed copy of a written resolution of the Guarantor's managing board (bestuur) dated 9 October 2001, including a power of attorney granted by the Guarantor to each of P.G. Morley, P.D. Macdonald, S.E. Harman, T.I.M., D.E. Cameron, J.C.L. van de Sanden, A.M.L Kuijpers and A.T. Kneeshaw (the "GUARANTOR POWER OF ATTORNEY").

3.12 A faxed copy of a written resolution of JHI NV and International Finance in their stated capacity as the Guarantor's only shareholders dated 10 October 2001.

3.13 A notarial copy of JHI NV's deed of Incorporation, a notarial copy of the deed of its transformation from a private company with limited liability into a limited liability company and its articles of association as most recently amended on 7 September 2001 according to the trade register extract referred to in paragraph 3.14, all as filed with the Chamber of Commerce.

3.14 A faxed copy of a trade register extract regarding JHI NV provided by the Chamber of Commerce and dated 24 October 2001.

3.15 A faxed copy of a notarial copy of T.I.M.'s deed of incorporation and its articles of association as most recently amended on 30 June 1993 according to the trade register extract referred to in paragraph 3.16, both as filed with the Chamber of Commerce.

3.16 A faxed copy of a trade register extract regarding T.I.M. provided by the Chamber of Commerce and dated 30 October 2001.

      In addition, I have obtained the following confirmations given by telephone on the date of this opinion:

3.17 Confirmation from the Chamber of Commerce that the trade register extracts referred to in this paragraph 3 are up to date in all material respects.

3.18 Confirmation from the office of the bankruptcy division (faillissementsgriffie) of the Amsterdam district court that International Finance, the Guarantor and JHI NV are not registered as having been declared bankrupt or granted suspension of payments, and confirmation from the office of the bankruptcy division (faillissementsgriffie) of the Rotterdam district court that T.I.M. is not registered as having been declared bankrupt or granted suspension of payments.

DE BRAUW BLACKSTONE WESTBROEK

      My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

3.19  In this opinion:

      "AGREEMENTS" means the Second Amendment Agreement and the Guarantee.

      "POWERS OF ATTORNEY" means the International Finance Power of Attorney and the Guarantor Power of Attorney.

4     ASSUMPTIONS

      For the purpose of this opinion, I have made the following assumptions:

4.1 All copy documents conform to the originals and all originals are genuine and complete.

4.2   Each signature is the genuine signature of the individual concerned.

4.3 All written resolutions referred to in paragraph 3 remain in full force and effect without modification. All confirmations referred to in paragraph 3 are true.

4.4 The Agreements, the Note Purchase Agreement and the First Amendment Agreement are within the capacity and powers of, and have been or will have been validly authorised and entered into by, each party other than International Finance and the Guarantor.

4.5 The Powers of Attorney remain in full force and effect without modification and no rule of law which under the The Hague Convention on the Law applicable to Agency 1978 applies or may be applied to the existence and extent of the authority of any person authorised to sign the Agreements on behalf of International Finance and the Guarantor under the Powers of Attorney, adversely affects the existence and extent of that authority as expressed in the Powers of Attorney.

4.6 The Agreements have been or will have been signed on behalf of International Finance and the Guarantor by a person named as Authorised Person in the Powers of Attorney.

4.7 When validly signed by all the parties, the Agreements are valid, binding and enforceable on each party under the laws of the State of New York ("NEW YORK LAW") by which they are expressed to be governed.

4.8 Under New York law, the choice of New York law as the governing law of the Guarantee applies to the submission to Jurisdiction of the New York courts pursuant to clause 5 of the Guarantee (the "JURISDICTION CLAUSE").

DE BRAUW BLACKSTONE WESTBROEK

4.9 The Note Purchase Agreement and the First Amendment Agreement are valid, binding and enforceable on each party under New York law by which they are expressed to be governed.

4.10 The Agreements represent the entire agreement of the parties thereto with regard to their respective subject matter.

4.11 International Finance meets the criteria set out in the Regulation of the Minister of Finance of 4 February 1993 (Stcrt. 1993, 29) and will therefore not qualify as a credit institution (kredietinstelling) within the meaning of the 1992 Act on the Supervision of the Credit System (Wet toezicht kredietwezen 1992).

5     OPINION

      Based on the documents end confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1 International Finance has been incorporated and is existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law and the Guarantor has been incorporated and is existing as a limited liability company (naamloze vennootschap) under Dutch law.

5.2 International Finance has the corporate power to enter into and perform the Agreements and the Guarantor has the corporate power to enter into and perform the Second Amendment Agreement.

5.3 International Finance has taken all necessary corporate action to authorise its entry into and performance of the Agreements and the Guarantor has taken all necessary corporate action to authorise its entry into and performance of the Second Amendment Agreement.

5.4 The Agreements have been validly signed by International Finance and the Second Amendment Agreement has been validly signed by the Guarantor.

5.5 Under Dutch law there are no governmental or regulatory consents, approvals or authorisations required by International Finance for its entry into and performance of the Agreements or by the Guarantor for its entry into and performance of the Second Amendment Agreement.

5.6 Under Dutch law there are no registration, filing or similar formalities required to ensure the validity, binding effect and enforceability against International Finance of the Agreements and against the Guarantor of the Second Amendment Agreement.

5.7 The entry into and performance of the Agreements by International Finance do not violate Dutch law or International Finance's articles of association and the entry into and performance of the Second Amendment Agreement by the Guarantor do not violate Dutch law or the Guarantor's

DE BRAUW BLACKSTONE WESTBROEK

      articles of association.

5.8 Under Dutch law the choice of New York law as the governing law of the Agreements is recognised and accordingly New York law governs the validity, binding effect and enforceability against International Finance of the Agreements and against the Guarantor of the Second Amendment Agreement.

5.9 A judgment rendered by a court in New York will not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a court in New York (the "FOREIGN COURT") which is enforceable in the United States of America (the "FOREIGN JUDGMENT") and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

5.10 Under Dutch law in proceedings in a court in New York, New York law determines the validity, binding effect and enforceability against International Finance and the Guarantor of the Jurisdiction Clause.

6     QUALIFICATIONS

      This opinion is subject to the following qualifications:

6.1 This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2 Under Dutch law, notwithstanding the recognition of New York law as the governing law of this Agreements:

      - effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Agreements;

      - Dutch law will be applied insofar as it is mandatory irrespective of the governing law of the Agreements;

      - the application of New York law may be refused if it is manifestly incompatible with Dutch public policy;

      - regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

DE BRAUW BLACKSTONE WESTBROEK

6.3 The enforcement in a Dutch court of the Agreements and of foreign judgments is subject to Dutch rules of civil procedure.

6.4 Under Dutch law, a power of attorney can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.5 In proceedings in a Dutch court for the enforcement of the Agreements, the court may mitigate amounts due in respect of litigation and collection costs.

6.6 To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a person (including (without limitation) a guarantee pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having a similar effect) may be nullified by any of its creditors, if (i) it performed the act without an obligation to do so (onverplicht), (ii) the creditor concerned was prejudiced as a consequence of the act and (iii) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

6.7 If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) a guarantee pursuant to which it guarantees the performance of the obligations of a third party and any other legal act having a similar effect) is not in the entity's corporate interest, the act may (i) exceed the entity's corporate power, (ii) violate its articles of association and (iii) be nullified by it if the other party or parties to the act knew or should have known that the act is not in the entity's corporate interest.

6.8 The trade register extracts referred to in paragraph 3 do not provide conclusive evidence that the facts set out in it are correct. However, under the 1996 Trade Register Act (Handelsregisterwet 1996), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.9 The confirmations from the office of the bankruptcy division referred to in paragraph 3 do not provide conclusive evidence that International Finance, the Guarantor, JHI NV or T.I.M. have not been declared bankrupt or granted suspension of payments.

6.10  I do not express any opinion as to any taxation matters.

7     RELIANCE

      This opinion is solely for your benefit and solely for the purpose of the Agreements. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without my written consent. A

DE BRAUW BLACKSTONE WESTBROEK

      copy may, however, be provided to your legal advisers solely for the purpose of the Agreements and of giving their opinion and subject to the same restrictions.

Yours faithfully,

/s/ Jan Marten Van Dijk
--------------------------------------
JAN MARTEN VAN DIJK
for De Brauw Blackstone Westbroek N.V.

DE BRAUW BLACKSTONE WESTBROEK

                                     ANNEX 1

The Prudential Insurance Company of America
Connecticut General Life Insurance Company (CIG & Co.)
Connecticut General Life Insurance Company on behalf of one or more separate accounts (CIG & Co.)
Life Insurance Company of North America (CIG & Co.)
Metropolitan Life Insurance Company
Texas Life Insurance Company
Principal Life Insurance Company
USAA Life Insurance Company (Salkeld & Co.)
The Paul Revere Life Insurance Company (Cudd & Co.)
The Guardian Life Insurance Company of America (Cudd & Co.)
Massachusetts Mutual Life Insurance Company
CM Life Insurance Company
American Investors Life Insurance Company (Salkeld & Co.)
Ohio National Life Assurance Corporation
State Farm Life Insurance Company
Ameritas Life Insurance Corp.

WILLKIE FARR & GALLAGHER                                 787 Seventh Avenue
                                                         New York, NY 10019-6099

                                                         212 728 8000
                                                         Fax: 212 728 8111

November 1, 2001

To each of the Noteholders
  listed in Schedule A hereto

                       Re: James Hardie U.S. Funding, Inc.
          6.86% Guaranteed Senior Notes due 2004, Series A--$24,000,000 6.92% Guaranteed Senior Notes due 2005, Series B--$35,000,000 6.99% Guaranteed Senior Notes due 2006, Series C--$37,000,000 7.05% Guaranteed Senior Notes due 2007, Series D--$11,000,000 7.12% Guaranteed Senior Notes due 2008, Series E--$63,000,000 7.24% Guaranteed Senior Notes due 2010, Series F--$20,000,000 7.42% Guaranteed Senior Notes due 2013, Series G--$35,000,000

Ladies and Gentlemen:

            We have acted as your special counsel in connection with the execution and delivery of (i) the Second Amendment to Note Purchase Agreement made and entered into as of October 22, 2001 (the "Amendment"), by and among by James Hardie U.S. Funding, Inc., a Nevada corporation (the "Issuer"), James Hardie N.V., a company incorporated under the laws of the Netherlands (the "Guarantor"), James Hardie Aust. Investco Pty. Limited, a company organized under laws of Australia (the "First Subsidiary Guarantor"), James Hardie Aust. Finance Pty. Limited, a company organized under laws of Australia (the "Second Subsidiary Guarantor"), James Hardie International Finance B.V., a company incorporated under the laws of the Netherlands (the "Third Subsidiary Guarantor"), and certain holders of the above-referenced Guaranteed Senior Notes (the "Notes"), and (ii) the Guaranty, effective as of October 22, 2001 (the "Guaranty"), executed by the Third Subsidiary Guarantor in favor of holders of the Notes. The Issuer, the Guarantor, the First Subsidiary Guarantor, the Second Subsidiary Guarantor and the Third Subsidiary Guarantor are referred to herein, collectively, as the "James Hardie Entities". All terms used herein which are defined in the Amendment are used as so defined.

            We have examined such corporate records of the James Hardie Entities, agreements and other instruments, certificates of public officials and of officers and representatives of the James Hardie Entities, and such other documents, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with the authentic originals of all documents submitted to us as copies. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the

                                                                  New York
                                                                  Washington, DC
                                                                  Paris
                                                                  London

November 1, 2001
Page 2

representations set forth in the Amendment and upon certifications by officers or other representatives of the James Hardie Entities.

            Based upon the foregoing and having regard for legal considerations that we deem relevant, we render our opinion to you pursuant to the Amendment as follows:

            1. Each of the Purchase Agreement (as amended by the Amendment) and the Amendment constitutes a legal, valid and binding obligation of each James Hardie Entity executing the same, enforceable against such James Hardie Entity in accordance with its terms.

            2. The Guaranty constitutes a legal, valid and binding obligation of the Third Subsidiary Guarantor, enforceable against the Third Subsidiary Guarantor in accordance with its terms.

            3. No consent, approval or authorization of, or declaration, qualification, registration or filing with, any New York or United States Federal governmental authority is required for the valid execution and delivery of the Amendment or the Guaranty.

            We have examined the opinions of Gibson, Dunn & Crutcher LLP, special counsel to the James Hardie Entities, De Brauw Blackstone Westbroek N.V., Netherlands counsel to the Guarantor and the Third Subsidiary Guarantor, and Allens Arthur Robinson, Australian counsel for the First Subsidiary Guarantor and the Second Subsidiary Guarantor, each dated today and delivered to you pursuant to Section 15.3 of the Amendment, which opinions are satisfactory to us in form and substance with respect to the matters respectively specified therein and we believe that both you and we are justified in relying thereon. We call to your attention the fact that in approving the substance of said opinions we have not made an investigation sufficient to enable us to express an independent opinion with respect to the substantive matters covered by said opinions (other than substantive matters governed by United States Federal laws or the laws of the State of New York and specifically covered by this opinion); however nothing has come to our attention that would cause us to disagree with the legal conclusions expressed in any of said opinions as to any such matters.

            The opinions expressed above as to the enforceability of any agreement or instrument in accordance with its terms are subject to the exception that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            We express no opinion as to any provision in the Purchase Agreement (as amended by the Amendment) or the Guaranty insofar as such provisions relate to (a) the subject matter jurisdiction of a United States Federal District Court sitting in New York to adjudicate any controversy relating to the Note Purchase Agreements or the Notes, or (b) the waiver of inconvenient forum with respect to proceedings in any such United States Federal District Court.

November 1, 2001
Page 3

            We are members of the bar of the State of New York and do not herein intend to express any opinion as to any matters governed by any laws other than United States Federal laws and the laws of the State of New York. To the extent that the opinions expressed above involve matters governed by Netherlands law, Australian law or Nevada law, we have relied upon the aforementioned opinions of De Brauw Blacksone Westbroek N.V., Allens Arthur Robinson and Gibson, Dunn & Crutcher LLP, respectively, and our conclusions as to such matters are subject to the same assumptions, limitations and qualifications as are contained in said opinions.

Very truly yours,

/s/ Willkie Farr & Gallagher

                                   SCHEDULE A

The Prudential Insurance Company of America

Connecticut General Life Insurance Company

Life Insurance Company of North America

Metropolitan Life Insurance Company

Texas Life Insurance Company

Principal life Insurance Company

USAA Life Insurance Company

The Paul Revere Life Insurance Company

Massachusetts Mutual Life Insurance Company

CM Life Insurance Company

The Guardian Life Insurance Company of America

American Investors Life Insurance Company

Ohio National Life Assurance Corporation

State Farm Life Insurance Company

Ameritas Life Insurance Corp.

                               SECRETARY OF STATE

                             [SEAL STATE OF NEVADA]

                            CERTIFICATE OF EXISTENCE
                             (INCLUDING AMENDMENTS)

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, JAMES HARDIE U.S. FUNDING, INC., A NEVADA CORPORATION, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since October 28,1999, and is in good standing in this state.

I FURTHER CERTIFY, that the above corporation has Articles of Incorporation and no amendments on file in this office as of the date of this certificate.

[SEAL]

                             IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on October 30, 2001.

                             /s/ Dean Heller

                             Secretary of State

                         By: /s/ Jacqueline Curry

                             Certification Clerk

CT CORPORATION SYSTEM

November 2, 2001

VIA REGULAR MAIL & FACSIMILE

John E. Stoner, Esq.
GIBSON, DUNN & CRUTCHER LLP
4 Park Plaza
Irvine, CA 92614-8557

RE: Designated Agent for Service of Process in connection with the Guaranty entered into as of October 22, 2001, by James Hardie International Finance B.V., a company incorporated under the laws of the Netherlands with its corporate seat in Amsterdam, the Netherlands, in favor of the Noteholders.

      Order Number: 4892273

Dear Mr. Morley:

CT Corporation System with an address of 111 8th Avenue, New York, New York 10011 hereby accepts its appointment as agent for service of process for JAMES HARDIE INTERNATIONAL FINANCE B.V. in connection with the above referenced Agreement.

We understand any process received by us shall be forwarded to:

                                  Phil Morley, Managing Director
                             James Hardie International Finance B.V.
                                         26300 La Alameda
                                            Suite 250
                                     Mission Viejo, CA 92691

We acknowledge receiving US$2,585.00 Dollars as payment for this appointment. This amount consists as payment for the following: our annual charge for this appointment, one time service charge, communications and Federal Express fees. Unless we are notified otherwise, our service will expire on November 5, 2013.

Very truly yours,
CT Corporation System

/s/ Veronica Chavez
Veronica Chavez
Customer Specialist

cc:   Phil Morley
      Stephanie Sterling

818 West Seventh Street
Suite 200
Los Angeles, CA 90017
Tel. 213 243 9265
Fax 213 614 7903
lis_los_angeles_team_2@cch-lis.com

A CCH LEGAL INFORMATION SERVICES COMPANY